                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant   [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                ------------------------------------------------
                                    AVIDYN, INC.
                (Name of Registrant as Specified in its Charter)

                ------------------------------------------------

           ----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)    Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): (4) Proposed maximum aggregate value of transactions:

         (5)    Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)     Amount Previously Paid:

        (2)     Form, Schedule or Registration Statement No.:

        (3)     Filing Party:

        (4)     Date Filed:

                                  AVIDYN, INC.
                         16980 DALLAS PARKWAY, SUITE 101
                               DALLAS, TEXAS 75248
                            TELEPHONE: (972) 447-6447

               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held
                              Tuesday, May 8, 2001

To our Stockholders:

        PLEASE TAKE NOTICE that the Annual Meeting of Stockholders (the "Annual Meeting") of AVIDYN, Inc. (the "Company") will be held at the Company's offices at 16980 Dallas Parkway, Suite 101, Dallas, Texas 75248 at 9:30 a.m., local time, on Tuesday, May 8, 2001, for the following purposes:

1. To elect four (4) directors to hold office until the next Annual Meeting of the Company when their respective successors are elected and qualified, or upon their earlier retirement, resignation or removal;

2. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

        Only stockholders of record at the close of business on March 27, 2001, are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

        A Proxy Statement that describes the foregoing proposals and a form of Proxy accompany this notice.

                                         By Order of the Board of Directors



                                         Stephanie L. McVay
                                         Secretary

Dallas, Texas
April 5, 2001

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE EXECUTE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE, WHICH REQUIRES NO POSTAGE. ANY STOCKHOLDER GRANTING A PROXY MAY REVOKE IT AT ANY TIME BY DELIVERING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY PRIOR TO ITS EXERCISE.

                                  AVIDYN, INC.
                         16980 Dallas Parkway, Suite 101
                               Dallas, Texas 75248

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                              Tuesday, May 8, 2001

        This Proxy Statement is furnished to stockholders of AVIDYN, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held at 9:30 a.m., local time, on Tuesday, May 8, 2001, at the Company's offices, and at all adjournments or postponements thereof. Stockholders of the Company will be asked to consider the matters set forth in the attached Notice of Annual Meeting of Stockholders at the Annual Meeting. The Board of Directors is not currently aware of any other matters that will come before the Annual Meeting.

        Proxies in the form enclosed will be voted at the Annual Meeting, if properly executed, returned to the Company prior to the Annual Meeting and not revoked. The Proxy may be revoked at any time before it is voted by giving written notice to the Secretary of the Company.

        This Proxy Statement and form of Proxy were first mailed to stockholders of the Company on or about April 5, 2001.

                                QUORUM AND VOTING

        RECORD DATE. The record date for the Annual Meeting ("Record Date") is March 27, 2001. Only holders of record of the Company's Common Stock, $.01 par value per share ("Common Stock") at the close of business on such date are entitled to notice of, and to vote at, the Annual Meeting.

        VOTING STOCK. The only class of stock entitled to be voted at the meeting is Common Stock. Holders of record of Common Stock are entitled to one vote per share on the matters to be considered at the Annual Meeting. At the close of business on the Record Date, 4,721,192 shares of Common Stock were issued and outstanding and entitled to vote at the Annual Meeting.

        QUORUM. In order for any business to be conducted at the Annual Meeting, the holders of more than 50% of the shares of Common Stock entitled to vote must be represented at the Annual Meeting, either in person or by properly executed proxy. If a quorum is not present at the scheduled time of the Annual Meeting, the stockholders who are present may adjourn the Annual Meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

        VOTING BY STREET NAME HOLDERS. If a stockholder owns shares in "street name" by a broker, the broker, as the holder of record of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will nevertheless be entitled to vote the shares with respect to "discretionary" items but will not be permitted to vote the shares with respect to "non-discretionary" items (in which case, the shares will be treated as broker "non-votes").

        REQUIRED VOTE. To be elected as a director, each nominee needs the affirmative vote of the holders of record of a plurality of the votes duly cast at the Annual Meeting (i.e., the nominee receiving the greatest number of votes will be elected). Any shares voted as abstentions and broker "non-votes" on any matter (or a withheld authority vote as to directors) are counted as present and entitled to vote for the purposes of determining a quorum, but are not deemed to have been voted in favor of such matter. The effect of broker "non-votes" on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority. If a broker submits a proxy that indicates the broker does not have discretionary authority to vote certain shares on a particular matter, those shares will be counted as present for purposes of determining a quorum, but will not be considered present and entitled to vote for the purpose of calculating the vote with respect to such matter. Abstentions and broker "non-votes" are not counted for purposes of the election of a director. An abstention is counted as a vote against these proposals.

        DEFAULT VOTING. Where stockholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If a stockholder properly executes and returns the accompanying proxy, but does not indicate any voting instructions, such stockholder's shares will be voted as follows:

        (i) FOR the election of each nominee listed below as director of the Company;

        (ii) at the discretion of the proxy holders on any other matter that may properly come before the meeting or any adjournment thereof.

        If any other matter or business is brought before the Annual Meeting, the proxy holders may vote the proxies in their discretion. The Board of Directors does not currently know of any such other matter or business.

                                   PROPOSAL I
                              ELECTION OF DIRECTORS

NUMBER OF DIRECTORS

        The Bylaws of the Company provide that the Board of Directors may determine the number of directors from time to time. The number of members of the Board of Directors is currently four (4) directors.

        In the event any nominee should be unavailable to stand for election at the time of the Annual Meeting, the proxies may be voted for a substitute nominee selected by the Board of Directors. Management of the Company knows of no reason why any nominee would be unable to serve.

CURRENT NOMINEES

        At the Annual Meeting, the holders of Common Stock as of the Record Date will consider and vote for each of the members of the Company's Board of Directors. The Board of Directors has nominated John Ward Hunt, William L. Amos, Jr., M.D., Frank M. Burke, Jr., and David Samuel Coats for reelection as directors of the Company. The nominees are currently serving as directors of the Company and, if they are reelected, the nominees will continue to serve until their terms expire upon the election and qualification of their successors, or the earlier retirement, resignation or removal of any such nominee. Should any nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election in his stead of any other person the Board of Directors might recommend. Each of the nominees has indicated their willingness to serve the full term.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE FOREGOING NOMINEES.

        The following is biographical information about each of the nominees:

        See "Management" for biographical information concerning Mr. Hunt, who is an employee of the Company.

        WILLIAM L. AMOS, JR., M.D. has served on the Board of Directors of the Company since May 1996 and Medical Director since 1993. In 1988, Dr. Amos founded MedStrategies of Georgia, Inc., which collaborated with MedStrategies of Virginia, Inc. to form MedStrategies, Inc. MedStrategies offers a wide range of consulting services to managed care organizations, providers and healthcare purchasers. Prior to founding MedStrategies, Inc., Dr. Amos was engaged in the private practice of obstetrics and gynecology for twelve (12) years and served as Director, Senior Vice President and Medical Director of AFLAC. Dr. Amos was a founding Director and first President of the American Association of Preferred Provider Organizations. Dr. Amos has served as a Director of the Utilization Review Accreditation Commission. Dr. Amos received his Bachelors of Science from the Georgia Institute of Technology in 1966 and his Medical Doctorate from the Medical College of Georgia in 1970. Dr. Amos completed his internship and residency in obstetrics and gynecology at Baylor University Medical Center in 1974. Dr. Amos is certified by the American Board of Obstetricians and Gynecologists and a Fellow of the American College of Obstetricians and Gynecologists. See "Certain Relationships and Related Transactions."

        FRANK M. BURKE, JR. has served on the Board of Directors of the Company since March 1999. Mr. Burke has served as Chairman, Chief Executive Officer and Managing General Partner of Burke, Mayborn Company, Ltd., a private investment and consulting company located in Dallas, Texas, since 1984. Prior to 1984, Mr. Burke was a partner with Peat, Marwick, Mitchell & Co. (now KPMG, L.L.P.). Mr. Burke also serves as a Director of Kaneb Services, Inc. (NYSE), Kaneb Pipe Line Partners, L.P. (NYSE) and Arch Coal, Inc. (NYSE). Mr. Burke received his Bachelor of Business Administration and Master of Business Administration from Texas Tech University and his Juris Doctor from Southern Methodist University. He is a certified public accountant and member of the State Bar of Texas.

        DAVID SAMUEL COATS has served on the Board of Directors of the Company since April 1996. Since July 2000, Mr. Coats has served as President and Chief Executive Officer of The Sammons Travel Group, a $150 million company comprised of tour companies, including Adventure Tours USA and Town & Country Tours. From January 1993 until December 1998, he was President and Chief Executive Officer of PROS Strategic Solutions, Inc. PROS is the world's leading provider of airline revenue management systems. From January 1996 until November 1996 and December 1998 until July 2000, Mr. Coats was a self-employed business consultant and private investor. From 1993 to 1995, Mr. Coats served as a Senior Vice President at Continental Airlines, Inc. ("Continental"), where he was a member of the management team that brought Continental out of bankruptcy and assisted in establishment of its business after bankruptcy. He was previously a partner with the law firm of Jenkins & Gilchrist, P.C. and held senior management positions with Southwest Airlines and Braniff Airlines. Mr. Coats received his Bachelor of Arts in 1964 and Juris Doctor in 1965 from the University of Texas in Austin.

        None of the nominees have any family relationship with each other or any officer or director of the Company. None of the nominees are being proposed for election pursuant to any arrangement of understanding between such nominees and any other person, except only the directors and executive officers of the Company acting solely as such.

BOARD OF DIRECTORS; COMMITTEES

        The Board of Directors has the responsibility for establishing corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operations. The Board of Directors meets regularly throughout the year to review significant developments affecting the Company and to act upon matters requiring its approval. The Board of Directors holds its annual meeting immediately after the Annual Meeting of Stockholders. It also holds special meetings as required from time to time when important matters arise requiring board action between scheduled meetings. During the last fiscal year, the Board of Directors met eleven times.

        The Board of Directors has established Audit, Compensation and Stock Option Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. A description of the committees and their functions, their current members and the number of meetings held by them during the last fiscal year are described below.

        In 2000, the Audit Committee consisted of Mr. Burke and Mr. Coats. The primary responsibility of the Audit Committee is to oversee the financial reporting process on behalf of the Board of Directors including evaluating and recommending and, if necessary, replacing the Company's independent public accountants, reviewing year-end and interim financial statements and the adequacy and effectiveness of internal accounting and financial controls. The Audit Committee is comprised solely of independent directors and operates under a written charter adopted by the entire Board of Directors. The Audit Committee Charter is attached as Appendix A to this Proxy Statement. The Audit Committee met four times during the last fiscal year.

        In 2000, the Compensation Committee consisted of Mr. Burke and Mr. Coats. The functions of the Compensation Committee are to review and approve annual salaries and bonuses for all executive officers and review, approve and recommend to the Board of Directors the terms and conditions of all employee benefits or changes thereto. The Compensation Committee also administers the Company's 2000 Stock Option and Incentive Plan for the benefit of certain officers, directors, employees and advisors of the Company (the "2000 Plan"). The Compensation Committee is authorized, among other powers, to determine from time to time the individuals to whom options shall be granted, the number of shares to be covered by each option and the time or times at which options will be granted pursuant to the 2000 Plan. The Compensation Committee met three times during the last fiscal year.

        The Stock Option Committee consists of the entire Board of Directors. The function of the Stock Option Committee is to manage and administer the Company's Outside Directors Stock Option Plan. The Stock Option Committee did not meet during the last fiscal year.

        The Company does not have a nominating committee. The Board of Directors as a whole performs the functions customarily attributable to a nominating committee.

        No director attended fewer than 75% of the total number of meetings of the Board of Directors and its committees that he was required to attend.

        Each non-employee director of the Company receives $1,750 for each meeting of the Board of Directors attended, as well as reimbursement of reasonable expenses, and $500 for each telephonic meeting of the Board of Directors and each committee meeting in which he participates. Beginning in 2001, the independent outside directors will be entitled to an additional $12,000 annually, payable after the annual meeting of stockholders. Pursuant to the 2000 Non-Employee Director Stock Compensation Plan, non-employee directors may elect annually to take the Company's Common Stock in lieu of cash directors' fees.

        Non-employee directors receive options under the Outside Directors Stock Option Plan to purchase 10,000 shares of Common Stock at fair market value upon initial election to the Board of Directors and options to purchase 1,000 additional shares of Common Stock upon their reelection for subsequent terms. Each year, directors who serve as members of the Audit Committee or the Compensation Committee are also granted options to purchase 5,000 shares of Common Stock for each committee that they serve on during a particular year. Options are also granted in connection with the successful completion of certain projects.

AUDIT COMMITTEE REPORT

        Management is responsible for the Company's internal controls and financial reporting process while the independent public accountants are responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles ("GAAP"). The Company met with and held discussions with management and the Company's independent public accountants.

        The Audit Committee reviewed with the Company's independent public accountants the overall scope and plans for their audit. The Audit Committee also met with the independent public accountants, with and without management present, to discuss the results of their examinations and their evaluations of the Company's internal controls. The Audit Committee also reviewed with the independent public accountants their judgment as to the quality, and not just the acceptability, of the Company's accounting principles and financial controls and such other matters as are required to be discussed with the Audit Committee under GAAP. In addition, the Audit Committee discussed with the independent public accountants the accountants' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and whether the provision of non- audit services to the Company by the independent accounting firm is compatible with maintaining auditor independence.

        During 2000, Grant Thornton, L.L.P. charged fees for services rendered to the Company as follows:


                       SERVICE                                             FEE
                       -------                                             ---
Audit                                                                    $38,344
Information systems design and implementation                                -0-
All other services (including tax and acquisition services)              $73,082

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Audit Committee has recommended and the Board of Directors has selected Grant Thornton as the Company's independent public accountants for 2001.

                                                        AUDIT COMMITTEE
                                                        Frank M. Burke, Jr.
                                                        David Samuel Coats

MANAGEMENT

        The current executive officers and directors of the Company are as follows:


Name                           Age    Position
----                           ---    --------
William L. Amos, Jr., M.D      56     Director
Bob E. Buddendorf              63     Senior Vice President and Chief Financial Officer
Frank M. Burke, Jr             61     Director
David Samuel Coats             60     Director
Joseph A. Hensley              46     President
John Ward Hunt                 54     Chairman of the Board of Directors
Patrick W. Kennedy             36     President and Chief Executive Officer of ppoONE, Inc.
Stephanie L. McVay             37     Senior Vice President, General Counsel and Secretary
John D. Weymer                 50     President and Chief Executive Officer of ValueCHECK, Inc.

        The following is biographical information regarding the executive officers of the Company:

        BOB E. BUDDENDORF was elected Senior Vice President and Chief Financial Officer of the Company in April 1999. Mr. Buddendorf serves as Senior Vice President and Chief Financial Officer for each of the Company's subsidiaries. From July 1988 until March 1999, Mr. Buddendorf served in various capacities (most recently as assistant treasurer) in the treasury organization of Electronic Data Systems Corporation, a computer services firm. He has over eight years of experience with Deloitte & Touche, an international accounting and consulting firm, and 20 years experience as chief financial officer of three publicly held corporations. Mr. Buddendorf received his Bachelor of Business Administration and Master of Business Administration from Southern Methodist University in 1959 and 1961, respectively, and is a Certified Public Accountant.

        JOSEPH A. HENSLEY has served as President of the Company since March 5, 2001. From February 2000 until March 2001, Mr. Hensley served as Chief Financial Officer for a distributor of irrigation and golf equipment operating in eight Southwestern states and Mexico. From 1994 to 2000, Mr. Hensley was Vice President of Finance and Administration and Chief Financial Officer of a private company providing specialized products and services in the highway and airport construction industry. He was also a partner at Ernst & Young, an international accounting firm, from 1976 to 1991. Mr. Hensley received his Bachelor of Business Administration in Accounting from the University of Texas at Austin in 1976 and is a Certified Public Accountant. See "Executive Compensation-Employment Agreements."

        JOHN WARD HUNT has served as Chairman of the Board of the Company since December 1989, President of the Company from January 1989 to March 5, 2001 and as Chief Executive Officer from December 1989 until March 5, 2001. Mr. Hunt is Chairman of the Board of the Company's operating subsidiaries. From 1970 until joining the Company in 1989, Mr. Hunt was self-employed as an investor in various operating businesses. Mr. Hunt is the managing general partner of the principal shareholder of the Company. He received his Bachelor of Arts in History from Washington and Lee University in 1969. See "Certain Relationships and Related Transactions."

        PATRICK W. KENNEDY has served as President and Chief Executive Officer of ppoONE, Inc. since December 1999, Senior Vice President of ppoONE, Inc. from January 1998 to December 1999 and Vice President, Information Management of the Company from August 1995 to December 1998. Mr. Kennedy was Director of Information Technology for United Chambers Healthcare from 1994 to 1995 and Manager of Information Systems for Bristol-Meyers Squibb from 1991 to 1994. Mr. Kennedy received his Bachelor of Science in Computer Science from Purdue University and his Master of Science in Biomechanics from Penn State University. See "Executive Compensation-Employment Agreements."

        STEPHANIE L. MCVAY has served as General Counsel and Secretary of the Company since July 1996 and Senior Vice President and General Counsel since May 1999. She is also Senior Vice President, General Counsel and Secretary for the Company's subsidiaries. Prior to joining the Company, Ms. McVay practiced corporate and securities law for eight years with the law firm of Gardere & Wynne, L.L.P. She received her Bachelor of Business Administration in Accounting from Texas A&M University in 1984 and a Juris Doctor from Southern Methodist University School of Law in 1988.

        JOHN D. WEYMER has served as President and Chief Executive Officer of ValueCHECK, Inc. since its formation in October 1998. Mr. Weymer joined the Company in March 1998 as Senior Vice President, Network Services for the Company's PPO subsidiary, which was sold in January 2001. Prior to joining the Company, Mr. Weymer was with IntraCorp from 1978 through February 1998 where he served as Senior Vice President of Group Health Business from 1996 to 1998. From 1995 to 1996 Mr. Weymer was Vice President of Network Development and Management. From 1988 to 1995 he was Vice President of the Southwest Region and from 1985 to 1988 Mr. Weymer served as Director of the Northeast Service Center. Mr. Weymer holds a Bachelor of Arts from the College of Wooster in Ohio and a Masters in Counseling and Personnel Services from the University of Missouri-Columbia. See "Executive Compensation-Employment Agreements."

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

        The following table, and the accompanying explanatory footnotes, includes annual and long-term compensation information on (i) the Company's chief executive officer and (ii) each of the four most highly compensated executive officers (other than the chief executive officer) that were officers on December 31, 2000, for services rendered in all capacities during the fiscal years ended December 31, 2000, 1999 and 1998.


                                                             ANNUAL COMPENSATION                 LONG TERM
                                                  -------------------------------------------  COMPENSATION
        NAME AND                      FISCAL                                   OTHER ANNUAL       OPTIONS          ALL OTHER
    PRINCIPAL POSITION                 YEAR       SALARY          BONUS       COMPENSATION(1)     GRANTED        COMPENSATION
    ------------------                ------      ------          -----       ---------------  ------------      -------------
John Ward Hunt                        2000        $193,200          -0-               -0-          -0-             $24,000(2)
  Chairman of the Board               1999        $214,100        $75,000(3)     $  2,443          -0-             $32,610(2)
                                      1998        $262,500        $22,000        $  4,957          -0-             $32,610(2)

Donald Richard Huntington             2000        $201,800          -0-          $  5,045          -0-               -0-
  President and Chief                 1999        $201,800          -0-          $  5,000          -0-               -0-
  Executive Officer of                1998        $ 53,030          -0-               -0-          -0-               -0-
  MedicalControl
  Network Solutions,
  Inc.  ("MNS")(4)


Patrick W. Kennedy                    2000        $160,000        $25,000(5)     $  3,500          -0-               -0-
  President and Chief                 1999        $140,833          -0-          $  2,479        110,000(6)          -0-
  Executive Officer of                1998        $145,875          -0-          $  1,314         20,000(7)          -0-
  ppoONE, Inc.

Ralph T. Smith                        2000        $201,800          -0-          $  5,045          -0-               -0-
   Senior Vice President              1999        $201,800          -0-          $  5,000          -0-               -0-
   Network Services of                1998        $ 53,030          -0-               -0-          -0-               -0-
   MNS (4)

John D. Weymer                        2000        $141,530        $25,000(5)     $  3,396          -0-               -0-
  President and Chief                 1999        $143,465          -0-          $  2,599         35,000(8)          -0-
  Executive Officer of                1998        $107,781          -0-               -0-         10,000(9)          -0-
  ValueCHECK, Inc.

(1) The amounts reflect the Company's contributions on behalf of the persons indicated to the 401(k) Plan.

(2) Reflects the amount paid by the Company for certain split dollar life insurance and/or deferred compensation/salary continuation for the benefit of John Ward Hunt.

(3)  Represents a bonus that was granted in 1998, but paid in 1999.

(4) Messrs. Huntington and Smith joined the Company in September 1998 when the Company purchased Business Health Companies, Inc. Mr. Smith retired effective at the closing of the sale of MNS, the Company's PPO subsidiary sold February 1, 2001, and Mr. Huntington is now an employee of ppoNEXT, the company that acquired MNS.

(5) Represents a bonus that was granted in 2000, but paid in 2001.

(6) On June 24, 1999, the Company granted Mr. Kennedy an option to purchase 110,000 shares at $7.375 per share expiring June 24, 2009. This option is fully vested.

(7) On December 15, 1998, the Company granted Mr. Kennedy an option to purchase 20,000 shares at $7.63 per share expiring December 15, 2008. This option is fully vested.

(8) On March 25, 1998, the Company granted Mr. Weymer an option to purchase 25,000 shares at $5.25 per share expiring March 24, 2008. On December 15, 1998, the Company granted Mr. Weymer an option to purchase 10,000 shares at $7.63 per share expiring December 14, 2008. These options are fully vested.

(9) On May 25, 1999, the Company granted Mr. Weymer an option to purchase 10,000 shares at $8.88 per share expiring May 24, 2009. This option is fully vested.

401(k) PLAN

        Effective January 1, 1991, the Company adopted a 401(k) Profit Sharing Plan (the "401(k) Plan") that is qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). The 401(k) Plan is available to each Company employee who meets certain eligibility requirements. Employees may begin participation in the 401(k) Plan on the first day of the month following 30 days of continuous active employment. Participating employees may contribute a portion of their compensation not exceeding a limit set annually by the Internal Revenue Service. The Company typically makes matching contributions for eligible employees in an amount of 50% of the first 5% of the employee's contribution.

STOCK OPTION PLANS

        No executive officer named in the Summary Compensation Table was granted or exercised any options during the year ended December 31, 2000.

EMPLOYMENT AGREEMENTS

        Effective March 5, 2001, Mr. Hensley entered into an employment agreement with the Company. Under the provisions of the agreement, the Company agreed to pay him a base salary of $185,000 and grant him 50,000 non-qualified stock options. This employment agreement also contains a non- competition covenant that would restrict Mr. Hensley from competing with the Company in the United States for two years after his employment terminates.

        Effective January 1, 1998, Mr. Kennedy entered into an employment agreement with ppoONE, Inc. Under the provisions of the agreement, a subsidiary of the Company agreed to employ Mr. Kennedy until June 30, 2002, subject to certain exceptions, and to pay him a base salary of at least $140,000 and to provide to him certain perquisites. This employment agreement also contains a non-competition covenant that would restrict Mr. Kennedy from competing with ppoONE in the United States for two years after his employment terminates. This agreement was amended in 1999 to provide that upon a change of control of the Company or the subsidiary, Mr. Kennedy may elect to exercise and sell the shares underlying the 110,000 incentive stock options granted to him in June 1999 and have the subsidiary pay him an amount in cash equal to $400,000, less the net proceeds of the sale of such shares, or he may retain such options.

        Effective March 23, 1997, Mr. Weymer entered into an employment agreement with a subsidiary of the Company. The Agreement was assigned to ValueCHECK, Inc. Under the provisions of the agreement, the Company agreed to pay him a base salary of at least $130,000 and grant him 50,000 non- qualified stock options. This employment agreement also contains a non-competition covenant that would restrict Mr. Weymer from competing with ValueCHECK in Texas, Louisiana, Oklahoma, New Mexico and Arkansas for two years after his employment terminates.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Common Stock, to file initial reports of ownership (Form 3) and reports of changes in ownership (Form 4) with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent beneficial owners are required by the Commission to furnish the Company with copies of all Section 16(a) forms they file. Based upon a review of the copies of such forms furnished to the Company, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were met during the year ended December 31, 2000, except the Company has no record of any Form 3, Form 4 or Form 5 filings by Mr. Daniel Keane.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee of the Board of Directors is comprised of Frank M. Burke, Jr. and David Samuel Coats. No interlocking relationship exists between any member of the Board of Directors or the Compensation Committee and the board of directors or compensation committee of any other company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Answer Partnership, Ltd. (the "Partnership") is a Texas limited partnership that is owned 62.5% by John Ward Hunt and 37.5% by The Essential Endowment Trust (the "Trust"). Each of them owns a 1% general partnership interest in the Partnership, with the balance of their respective interests being held as limited partnership interests. The Partnership was organized effective as of July 3, 1992, for purposes of acquiring all of the then-issued and outstanding Common Stock. Mr. Hunt, Chairman of the Board of the Company, is the Managing Partner of the Partnership and controls the day-to-day management of the Partnership. The Trust is a Texas irrevocable trust that was formed effective as of July 2, 1992, for purposes of acquiring an interest in the Partnership for the primary benefit of three children of Mr. Hunt. In the event that Mr. Hunt should withdraw, or cease to serve, as Managing Partner, the successor Managing Partner under the terms of the partnership agreement for the Partnership would be Hilre Lucille Hunt and Thomas R. Corbett, as Co-Trustees of the Trust. The Partnership is authorized to invest generally in any type of property and to hold or develop and to sell, exchange or otherwise dispose of all or any part of the Partnership property and carry on any other business or businesses and exercise any and all powers as may be permitted by law.

        On October 2, 1994, the Company approved a five-year loan to Mr. Hunt of up to $300,000. On March 27, 2001, the Company extended the maturity date of the loan to March 30, 2001. The loan is secured by the Partnership's pledge of 70,000 shares of the Company's Common Stock and is guaranteed by the Partnership. The loan accrues interest at the variable rate of prime plus one percent per annum. The outstanding principal and accrued interest on the loan as of March 30, 2001 was $486,136. On March 27, 2001, the Board granted Mr. Hunt a bonus in the amount of $900,000 for services rendered during the sales of the Company's PPO and TPA subsidiaries and conditioned upon Mr. Hunt repaying the principal and interest on the loan described above, reimbursing the Company for $150,000 of premiums paid on a life insurance policy to fund a deferred compensation agreement and the cancellation of the deferred compensation agreement.

        On May 12, 1997, the Partnership executed a promissory note and obtained a revolving line of credit with a borrowing limit equal to $1,000,000 from Inwood National Bank (the "Bank"). On March 9, 1998, the Partnership executed a second promissory note with the Bank and obtained a revolving line of credit with a borrowing limit equal to $400,000. On May 15, 1998, both promissory notes were combined and a renewed promissory note (the "Note") was executed in the amount of $1,400,000. This note was renewed on October 13, 2000 in the amount of $1,080,300. The Note bears interest at a variable rate equal to one percent over prime. The Partnership is required to pay accrued interest on the principal of the Note on a monthly basis with a final payment of unpaid principal and accrued interest due and payable on April 13, 2001. All interest payments are current, and the outstanding principal balance of the Note as of March 27, 2001, was approximately $1,080,300. The Note is secured by two Pledge Agreements dated May 12, 1997 and March 9, 1998, wherein the Partnership pledged 500,000 and 200,000 registered shares of Common Stock as security for the Bank. The Note is also secured by a Commercial Continuing Guaranty entered into between Mr. Hunt, as guarantor, and the Bank. The Partnership retains the right to vote the Common Stock for so long as no default has occurred under the Note or the Pledge Agreements. The Partnership is currently in compliance with the terms of the Note and the Pledge Agreements. Although the Partnership intends to comply with the terms of the Note and Pledge Agreements, any inability or failure by the Partnership to comply with the terms of the Note and Pledge Agreements may result in the Bank foreclosing on the pledged shares of Common Stock which it may be required to sell under current federal banking regulations.

        Dr. Amos serves as the Medical Director for ValueCHECK, Inc., an indirect wholly owned subsidiary of the Company, on a consultant basis. Prior to the sale of MNS, Dr. Amos served as the Medical Director for MNS, on a consultant basis. During 2000 for such services, the Company paid MedStrategies of Georgia, Inc., a corporation in which Dr. Amos is the sole shareholder, $5,250 per month plus expenses. For any hours worked in excess of 35 hours per month, the Company paid MedStrategies $225 per hour for PPO related services and $150 per hour for utilization review related services. For services provided by Dr. Amos during the year ended December 31, 2000, the Company paid MedStrategies of Georgia, Inc., consulting fees and expenses equal to $64,220. During 2001, the Company will pay MedStrategies of Georgia, Inc. $250 per hour to serve as ValueCHECK's Medical Director.

        The Company does not currently intend to engage in future transactions with Mr. Hunt or any affiliated persons other than the consulting arrangement with Dr. Amos. All ongoing and any future transactions with affiliates are and will be on terms no less favorable to the Company than could have been or could be obtained by the Company from unaffiliated parties. The Company may seek competitive bids and related market data prior to any such transaction. Further, any loans to officers, affiliates or stockholders of the Company will be subject to review and approval by a majority of the disinterested directors of the Company.

               PRINCIPAL STOCKHOLDERS AND OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Common Stock as of April 1, 2001, by (i) all persons known by the Company to beneficially own more than five percent of the outstanding Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company listed in the Summary Compensation Table set forth under the caption "Executive Compensation" and (iv) all directors and executive officers as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each stockholder identified in the table possesses sole voting and investment power with respect to its or his shares.

          Name                                   Shares Beneficially Owned (1)           Percent of Shares
          ----                                   -----------------------------           -----------------
William L. Amos, Jr., M.D.                                  21,000(2)                            (*)
Frank M. Burke, Jr. and                                     98,000(3)                           2.0%
    Burke, Mayborn Company, Ltd.
David Samuel Coats                                          60,000(4)                           1.3%
John Ward Hunt and                                       3,313,657(5)                          63.5%
    The Answer Partnership, Ltd.
Donald Richard Huntington                                   40,816                               (*)
Patrick W. Kennedy                                         130,000(4)                           2.7%
Clifford G. Lee                                            292,000                              6.2%
Ralph T. Smith                                              40,816                               (*)
John D. Weymer                                              45,000(4)                            (*)
All Named Executive Officers and                         4,041,289(6)                          73.1%
    Directors as a Group (9 persons)

----------

(*)        Less than one percent.

(1) Includes shares issuable upon exercise of stock options that are or will be exercisable by passage of time prior to May 8, 2001.

(2) Includes 14,000 shares with respect to which Dr. Amos has the right to acquire by virtue of outstanding vested options.

(3) Includes 57,000 shares with respect to which Mr. Burke has the right to acquire by virtue of outstanding vested options. Includes 41,000 shares owned by Burke, Mayborn Company, Ltd. ("BMC"), which may be deemed beneficially owned by Mr. Burke (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) since, as the Chairman, Chief Executive Officer and managing General Partner of BMC, Mr. Burke has the power to direct the voting and disposition of such shares. The business address of BMC is 5500 Preston Road, Suite 315, Dallas, Texas 75205.

(4) All of which represent shares with respect to which the officer or director has the right to acquire by virtue of outstanding vested options.

(5) Includes 500,000 shares with respect to which John Ward Hunt has the right to acquire by virtue of outstanding vested options. Includes 2,696,157 shares held of record and beneficially owned by The Answer Partnership, Ltd. but may also be deemed to be beneficially owned by Mr. Hunt (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) since, as managing partner of such partnership, Mr. Hunt has the power to direct the voting and disposition of such shares. See "Certain Relationships and Related Transactions" for further information concerning The Answer Partnership, Ltd. The business address of Mr. Hunt and The Answer Partnership, Ltd. is 16980 Dallas Parkway, Suite 120, Dallas, Texas 75248.

(6) Includes options to purchase 806,000 shares of Common Stock.

                                    AUDITORS

     Grant Thornton, LLP, independent certified public accountants, serves as the Company's independent public accountants. A representative of Grant Thornton, LLP will attend the Annual Meeting and will have the opportunity to make a statement if he or she so desires. This representative will be available to respond to appropriate stockholder questions at that time.

        PROPOSALS OF STOCKHOLDERS FOR PRESENTATION AT NEXT ANNUAL MEETING
                                 OF STOCKHOLDERS

     Any stockholder of record of the Company, who desires to submit a proper proposal for inclusion in the Proxy materials relating to the next Annual Meeting of Stockholders, must do so in writing and it must be received at the Company's principal executive offices by January 1, 2002. The proponent must be a record or beneficial owner entitled to vote at the next Annual Meeting on his or her proposal and must continue to own such security entitling him or her to vote through the date on which the meeting is held.

                          ANNUAL REPORT ON FORM 10-KSB

     The Company's Annual Report on Form 10-KSB has been distributed to all record holders as of the record date. The Annual Report on Form 10-KSB is not incorporated in the Proxy Statement and is not to be considered a part of the soliciting material.

                                 OTHER BUSINESS

     Management of the Company is not aware of any other matters that are to be presented at the Annual Meeting and has not been advised that other persons will present any such matters. However, if other matters properly come before the Annual Meeting, the individual named in the accompanying proxy card shall vote on such matters in accordance with his best judgment.

                             ADDITIONAL INFORMATION

     In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telegraph by officers, directors and other employees of the Company, who will not receive additional compensation for such services. The Company may also request brokerage houses, nominees, custodians and fiduciaries to forward the soliciting material to the beneficial owners of stock held of record and will reimburse such persons for forwarding such material at the rates suggested by the New York Stock Exchange. The Company will bear the cost of this solicitation of proxies. Such costs are expected to be nominal. Proxy solicitation will commence with the mailing of this Proxy Statement and enclosed Proxy on or about April 5, 2001.

APPENDIX A                                         Last Revised March 27, 2001

                                  AVIDYN, Inc.
                             Audit Committee Charter

Organization

This charter governs the operations of the audit committee of AVIDYN, Inc. (the "Company"). The audit committee shall review and reassess this charter on at least an annual basis and obtain the approval of the board of directors for any amendment to this charter. The audit committee shall be appointed by the board of directors and shall consist of at least two directors, each of whom is independent of management and the Company. Members of the audit committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company and meet the standards of independence required by the Nasdaq SmallCap Market or any other exchange on which the common stock of the Company is traded. All audit committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the audit committee, and at least one member shall have accounting or related financial management expertise as required by the rules of the Nasdaq SmallCap Market or any other exchange on which the common stock of the Company is traded. The audit committee shall meet at least four times annually (including quarterly review meetings, which may be considered an audit committee meeting), or more frequently as circumstances dictate. The chair of the audit committee shall prepare and/or approve an agenda in advance of each meeting.

Statement of Policy

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to the Company's financial statements and financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board of directors. In so doing, it is the responsibility of the audit committee to maintain free and open communication between the audit committee, independent accountants and management of the Company. In discharging its oversight role, the audit committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements and the independent accountants are responsible for auditing those financial statements. Policies and procedures of the audit committee shall remain flexible in order to react best to changing conditions and circumstances.

The independent accountants are ultimately accountable to the board of directors and the audit committee, as representatives of the Company's stockholders. The board of directors and the audit committee have the authority and responsibility to select, evaluate and, when appropriate, replace the independent accountants.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the audit committee may supplement them as appropriate.

Documents/Reports Review

1. Review and update this Charter periodically, at least annually, as conditions dictate.

2. Review the Company's annual financial statements and, if appropriate, recommend the use of the annual financial statement in the Company's Annual Report on Form 10-KSB.

3. Review with management and the independent accountants the Quarterly Report on Form 10-QSB prior to its filing or prior to the release of earnings. The chair of the audit committee may represent the entire audit committee for purposes of this review in lieu of a quarterly audit committee meeting if no other business is before the committee.

Independent Accountants

4. On an annual basis, recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the audit committee will ensure receipt from the independent accountants of a formal written statement delineating all relationships between the independent accountants and the Company, consistent with the Independence Standard Board Standard 1, and discuss with the independent accountants any disclosed relationships or services that may impact the objectivity or independence of the independent accountants and recommend to the board appropriate action to oversee the independence of the independent accountants.

5. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

6. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements.

Financial Reporting Processes

7. In consultation with the independent accountants, review the integrity of the Company's financial reporting processes, both internal and external.

8. Consider the independent accountants' judgments about the quality and appropriateness, not just acceptability, of the Company's accounting principles as applied in its financial reporting, including, without limitation, clarity of financial disclosure and degree of aggressiveness or conservatism of accounting principles and underlying estimates and other significant decisions made by management in preparing the financial disclosure and reviewed by the independent accountants.

9. Consider and approve, if appropriate, major changes to the Company's accounting principles and practices as suggested by the independent accountants or management.

Process Improvement

10. Receive reports as needed from management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

11. Following completion of the annual audit, review separately with management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

12. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

13. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the audit committee, have been implemented.

Ethical and Legal Compliance

14. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code of Ethical Conduct.

15. Review management's monitoring of the Company's compliance with the Company's Code of Ethical Conduct.

16.  Review with the Company's counsel legal compliance matters.

17. Review with the Company's counsel any legal matter that could have a significant impact on the Company's financial statements.

18. Review and assess all related party transactions prior to the Company entering into such transactions.

                                  FORM OF PROXY

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
      DIRECTORS FOR THE ANNUAL MEETING OF THE STOCKHOLDERS OF AVIDYN, INC.
                             TO BE HELD MAY 8, 2001

     The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders of AVIDYN, Inc. (the "Company") to be held on May 8, 2001, at 9:30 a.m., local time, at the Company's executive offices, 16980 Dallas Parkway, Suite 101, Dallas, Texas 75248 and the Proxy Statement in connection therewith, and appoints John Ward Hunt and Bob Buddendorf, and each of them, as the lawful agents and proxies of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of AVIDYN, Inc. held of record by the undersigned as of the close of business on March 27, 2001, at the Annual Meeting of Stockholders or any adjournment or postponement thereof.

     It is understood that when properly executed, this Proxy will be voted in the manner directed herein by the undersigned stockholder. WHERE THE STOCKHOLDER SPECIFIES NO CHOICE, THE PROXY WILL BE VOTED "FOR" THE NAMED PROPOSALS.

1. ELECTION OF DIRECTORS.

                  FOR all nominees listed below (except as marked to the
         -----    contrary below)

                  WITHHOLD all authority to vote for all nominees listed below
         -----

                  FOR all except*
         -----

     J. Ward Hunt, William L. Amos, Jr. M.D., Frank M. Burke, Jr., and David Samuel Coats

*(INSTRUCTION: To withhold authority to vote for any nominee, write the nominees' names on the space provided below.)

----------

2. IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON ANY MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

                FOR           AGAINST             ABSTAIN
                [ ]             [ ]                 [ ]


[ ] PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING.

     The undersigned hereby revokes all previous proxies related to the shares covered hereby and confirms all that said Proxy and his substitutes may do by virtue hereof.

                                    Please sign exactly as name(s) appear below.
                                    When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



                                    Dated:               , 2001
                                           --------------



                                    ------------------------------------------
                                          Signature

                                    ------------------------------------------
                                    Signature if held jointly